FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces Third Quarter 2024 Results
- Infrastructure: DBM Global third quarter revenue of $232.8 million -
- Life Sciences: R2 reports record worldwide system unit sales growth in the third quarter -
- Spectrum: Broadcasting's delivered another quarter of strong growth driven by network launches -
NEW YORK, NY, November 6, 2024 - INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE) announced today its consolidated results for the third quarter.

Financial Summary

(in millions, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Increase / (Decrease)	2024	2023	Increase / (Decrease)
Revenue	$242.2	$375.3	(35.5)%	$870.5	$1,062.0	(18.0)%
Net loss attributable to common stockholders and participating preferred stockholders	$(15.3)	$(7.3)	(109.6)%	$(18.9)	$(28.0)	32.5%
Basic and Diluted loss per share attributable to common stockholders(1)	$(1.18)	$(0.93)	(26.9)%	$(1.69)	$(3.59)	52.9%
Total Adjusted EBITDA(2)	$16.8	$22.1	(24.0)%	$56.3	$43.5	29.4%

(1) Basic and Diluted loss per common share for the three and nine months ended September 30, 2023, have been retroactively adjusted to reflect the 1-for-10 reverse stock split effected on August 8, 2024.
(2) Reconciliation of GAAP to Non-GAAP measures follows

Commentary
“INNOVATE continued its momentum in the third quarter, delivering solid third quarter financial results while achieving key milestones across our business segments," said Avie Glazer, Chairman of INNOVATE. “Despite lower-than-expected sales at the Infrastructure segment, DBMG experienced a strong booking quarter, indicating they are well positioned to execute given the current market backdrop. At Life Sciences, R2 once again achieved record high Glacial system unit sales in North America in the third quarter, a 247% increase in units sold over the same period last year, while MediBeacon remains focused on working with the U.S. Food and Drug Administration ("FDA") as they conduct their substantive review of the kidney monitoring system. At Spectrum, we continue to see significant growth in both sales and profitability during the third quarter, as well as year-to-date.”

“The performance within our three operating segments drove our third quarter financial results.,” said Paul Voigt, INNOVATE's Interim CEO. “At DBM, while sales were lower in the quarter due to project timing, the Company delivered strong margin performance and a strong bookings performance. At Pansend, R2 unit sales in North America maintained their strong momentum, achieving significant growth again this quarter. Broadcasting continues to expand its platform by adding new networks, which drove top and bottom line results in that business.”

Third Quarter 2024 and Recent Highlights
Infrastructure
•DBM Global reported third quarter 2024 revenue of $232.8 million, a decrease of 37.0%, compared to $369.3 million in the prior year quarter. Net Income attributable to INNOVATE was $6.2 million, compared to $10.8 million for the prior year quarter. Adjusted EBITDA decreased to $20.9 million from $30.8 million in the prior year quarter.
•Despite the fact that projects have not yet been released, bidding activity in the commercial market remains strong. Meanwhile, the industrial markets have shown robust performance, with projects progressing into 2024, a trend we anticipate will persist into 2025.
•DBM Global grew gross margin to 18.8% in the third quarter, an expansion of approximately 360 basis points year-over-year and Adjusted EBITDA margin to 9.0% in the third quarter, an expansion of approximately 70 basis points year-over-year.
•DBM Global’s reported backlog and adjusted backlog, which takes into consideration awarded but not yet signed contracts, was $0.9 billion and $1.1 billion, respectively, as of September 30, 2024, compared to reported and adjusted backlog of $1.1 billion and $1.2 billion, respectively, as of December 31, 2023.

Life Sciences
•R2 Technologies, Inc. ("R2") once again broke sales records in North America.
•R2 experienced record worldwide system unit sales growth in the third quarter of 416% over same period in the prior year, and year-to-date growth of 294% year-over-year.
•Both patient treatment counts and average usage per account continue to increase, closing out Q3 with another record high for both metrics.
•MediBeacon continues to work through their substantive review of the kidney monitoring program with the FDA.

Spectrum
•Broadcasting reported third quarter 2024 revenue of $6.4 million, compared to $5.4 million in the prior year quarter. Net Loss attributable to INNOVATE was $5.6 million compared to $6.5 million in the prior year quarter. Adjusted EBITDA was $1.7 million, compared to an Adjusted EBITDA loss of $0.3 million in the prior year quarter. The improvement in financial results was once again a result of revenue growth driven by the launch of new networks and expanded coverage with existing customers.
•New launches in 2024 are driving higher revenue growth. Of note, FreeTV's network, Defy, launched in the third quarter. Broadcasting continues to see many OTA network opportunities on the horizon for 2025 as streaming networks explore "over-the-air" coverage.
•Progress on discussions with prospective strategic partners in pursuit of new spectrum-related revenue opportunities in ATSC 3.0 light housing, datacasting and 5G Broadcasting.

Third Quarter 2024 Financial Highlights
•Revenue: For the third quarter of 2024, INNOVATE's consolidated revenue was $242.2 million, a decrease of 35.5%, compared to $375.3 million for the prior year quarter. The decrease was driven by our Infrastructure segment, which was partially offset by increases at our Life Sciences and Spectrum segments. The decrease at our Infrastructure segment was primarily driven by the timing and size of projects, including the effect of changes in estimated costs to complete those projects recognized in the ordinary course of business, at Banker Steel and DBMG's commercial structural steel fabrication and erection business, both of which had increased activity in the comparable period on certain large commercial construction projects that are now at or near completion in the current period. This was partially offset by an increase at the industrial maintenance and repair business as a result of an increase in project work. The increase at our Life Sciences segment was attributable to R2, primarily driven by an increase in sales in North America and worldwide of all R2's products, including Glacial fx systems, consumables, Glacial Spa systems and Glacial Rx systems. The increase at our Spectrum segment was primarily driven by network launches and expanded coverage with existing customers.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Increase / (Decrease)	2024	2023	Increase / (Decrease)
Infrastructure	$232.8	$369.3	$(136.5)	$845.9	$1,043.4	$(197.5)
Life Sciences	3.0	0.6	2.4	5.7	1.8	3.9
Spectrum	6.4	5.4	1.0	18.9	16.8	2.1
Consolidated INNOVATE	$242.2	$375.3	$(133.1)	$870.5	$1,062.0	$(191.5)

•Net Loss: For the third quarter of 2024, INNOVATE reported a Net Loss attributable to common stockholders and participating preferred stockholders of $15.3 million, or $1.18 per fully diluted share, compared to $7.3 million, or $0.93 per fully diluted share, for the prior year quarter, which has been retroactively adjusted to reflect the 1-for-10 reverse stock split effected on August 8, 2024. The increase in Net Loss was primarily due to a net decrease in gross profit of $10.5 million, a $4.1 million increase in interest expense and a $2.0 million increase in tax expense, which was partially offset by a decrease in selling, general and administrative ("SG&A") expenses of $6.4 million, a $1.8 million increase in other income, net and a decrease of $1.5 million in the loss from equity investees. The decrease in gross profit was primarily driven by our Infrastructure segment due to timing and size of projects that are now at or near completion in the current period, including the effect of changes in estimated costs to complete those projects recognized in the ordinary course of business, partially offset by increases at our Spectrum segment driven by network launches and expanded coverage with existing customers and at our Life Sciences segment due to an increase in systems and consumables sales at R2. The overall increase in interest expense was primarily attributable to increases in exit fees and a higher outstanding principal balance at our Life Sciences segment as a result of new debt issued and capitalization of unpaid interest into principal balances subsequent to the comparable period. The overall increase in tax expense was driven by the tax expense of INNOVATE Corp's U.S. consolidated group utilizing its remaining unlimited NOLs in 2024 and due to the Tax Cut and Jobs Act's 80 percent limitation on net operating losses incurred after 2017, resulting in the annual effective tax rate for the current period being applied to the U.S. consolidated group's 2024 year-to-date income as calculated under ASC 740. The overall decrease in SG&A expenses was primarily driven by an unrepeated accounts receivable write-off of $2.2 million related to a customer bankruptcy in the comparable period and reductions in compensation-related expenses at our Infrastructure segment, unrepeated severance and reductions in compensation-related expenses at both our Non-Operating Corporate and our Spectrum segments. The overall increase in other income, net was primarily driven by a $1.9 million gain on debt repurchase at our Non-Operating Corporate segment related to the partial repurchase of the 2026 Convertible Notes. The overall decrease in loss from equity investees was primarily due to a decrease in losses recognized from MediBeacon, as Pansend had no basis in MediBeacon against which to recognize any losses, and Pansend's carrying amount of its MediBeacon investment remained at zero. During the comparable period, Pansend made a $1.0 million convertible note investment in MediBeacon, allowing Pansend to recognize previously unrecognized unrealized equity method losses due to an increase in basis in the investment.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Increase / (Decrease)	2024	2023	Increase / (Decrease)
Infrastructure	$6.2	$10.8	$(4.6)	$31.6	$19.8	$11.8
Life Sciences	(6.0)	(3.6)	(2.4)	(14.3)	(9.3)	(5.0)
Spectrum	(5.6)	(6.5)	0.9	(15.4)	(16.8)	1.4
Non-Operating Corporate	(9.6)	(7.7)	(1.9)	(20.0)	(27.8)	7.8
Other and eliminations	—	—	—	0.1	8.2	(8.1)
Net loss attributable to INNOVATE Corp.	$(15.0)	$(7.0)	(8.0)	$(18.0)	$(25.9)	$7.9
Less: Preferred dividends	0.3	0.3	—	0.9	2.1	(1.2)
Net loss attributable to common stockholders and participating preferred stockholders	$(15.3)	$(7.3)	$(8.0)	$(18.9)	$(28.0)	$9.1

•Adjusted EBITDA: For the third quarter of 2024, total Adjusted EBITDA, was $16.8 million compared to total Adjusted EBITDA of $22.1 million for the prior year quarter. The decrease in Adjusted EBITDA was driven by our Infrastructure segment due to lower revenue at both DBMG's commercial structural steel fabrication and erection business and Banker Steel, partially offset by higher margins, due to timing of completion of certain large commercial construction projects that are now at or near completion in the current period, including the effect of changes in estimated costs to complete those projects recognized in the ordinary course of business, as well as lower margins at the construction modeling and detailing business. This decrease in Adjusted EBITDA was partially offset by an increase in revenue and margins at Infrastructure's industrial maintenance and repair business, a decrease in timing of compensation-related expenses at our Infrastructure segment, unrepeated severance at our Non-Operating Corporate and Spectrum segments, an increase in revenue at our Spectrum segment driven by network launches and expanded coverage with existing customers, fewer equity method losses recognized from MediBeacon as well as an increase in gross profit at R2 driven by an increase in sales in North America and worldwide of all R2's products, including Glacial fx systems, consumables, Glacial Spa systems and Glacial Rx systems.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Increase / (Decrease)	2024	2023	Increase/(Decrease)
Infrastructure	$20.9	$30.8	$(9.9)	$71.7	$70.6	$1.1
Life Sciences	(3.0)	(4.3)	1.3	(12.0)	(16.0)	4.0
Spectrum	1.7	(0.3)	2.0	4.8	0.9	3.9
Non-Operating Corporate	(2.8)	(4.1)	1.3	(8.2)	(11.0)	2.8
Other and eliminations	—	—	—	—	(1.0)	1.0
Total Adjusted EBITDA	$16.8	$22.1	$(5.3)	$56.3	$43.5	$12.8

•Balance Sheet: As of September 30, 2024, INNOVATE had cash and cash equivalents, excluding restricted cash, of $51.0 million compared to $80.8 million as of December 31, 2023. On a stand-alone basis, as of September 30, 2024, our Non-Operating Corporate segment had cash and cash equivalents of $20.2 million compared to $2.5 million as of December 31, 2023.

Conference Call
INNOVATE will host a live conference call to discuss its third quarter 2024 financial results and operations today at 4:30 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the INNOVATE website at innovate-ir.com to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the INNOVATE website at innovate-ir.com.
–Dial-in: 1-800-717-1738 (Domestic Toll Free) / 1-646-307-1865 (Toll/International)
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 1192054
*Available approximately two hours after the end of the conference call through November 20, 2024.

About INNOVATE Corp.
INNOVATE Corp., is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 4,000 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts

Investor Contact:
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691

Non-GAAP Financial Measures
In this press release, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Total Adjusted EBITDA (excluding discontinued operations, if applicable) and Adjusted EBITDA for its operating segments. In addition, other companies may define Adjusted EBITDA differently than we do, which could limit its usefulness.
Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) attributable to INNOVATE Corp., excluding: discontinued operations, if applicable; depreciation and amortization; other operating (income) loss, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, (gains) losses on lease modifications, asset impairment expense and FCC reimbursements; interest expense; other (income) expense, net; income tax expense (benefit); non-controlling interest; share-based compensation expense; legacy accounts receivable write-offs; restructuring and exit costs; and acquisition and disposition costs.

Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, "forward-looking statements." Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this press release include, without limitation, any statements regarding INNOVATE’s plans and expectations for future growth and ability to capitalize on potential opportunities, the achievement of INNOVATE’s strategic objectives, expectations for performance of new projects and realization of revenue from the backlog at DBM Global, anticipated success from the continued sale of new products in the Life Sciences segment, possible developments regarding the FDA approval process at MediBeacon, anticipated performance of new channels and LPTV frequencies, expanded uses for LPTV channels in the Spectrum segment and the potential deployment of datacasting, anticipated agreements in the Spectrum segment with public broadcast networks, anticipated 5G broadcasting opportunities in the Spectrum segment, anticipated developments regarding Federal Communications Commission approval to convert existing station to 5G broadcast, our ability to remain in compliance with the NYSE's continued listing standards, and changes in macroeconomic and market conditions and market volatility, including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on INNOVATE’s financial position. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: our dependence on distributions from our subsidiaries to fund our operations and payments on our obligations; our inability to continue operating as a going concern; the impact on our business and financial condition of our substantial indebtedness and any significant additional indebtedness and other financing obligations we may incur; our dependence on the retaining and recruitment of key personnel; volatility in the trading price of our common stock; the impact of potential supply chain disruptions, labor shortages and increases in overall price levels, including in transportation costs; interest rate environment; developments relating to the ongoing hostilities in Ukraine and Israel; increased competition in the markets in which our operating segments conduct their businesses; our ability to successfully identify any strategic acquisitions or business opportunities; uncertain global economic conditions in the markets in which our operating segments conduct their businesses; changes in regulations and tax laws; covenant noncompliance risk; tax consequences associated with our acquisitions, holding and disposition of target companies and assets; the ability of our operating segments to attract and retain customers; our expectations regarding the timing, extent and effectiveness of any cost reduction initiatives and management’s ability to moderate or control discretionary spending; our expectations and timing with respect to any strategic dispositions and sales of our operating subsidiaries, or businesses; the possibility of indemnification claims arising out of divestitures of businesses; and our possible inability to raise additional capital when needed or refinance our existing debt, on attractive terms, or at all.

Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$242.2	$375.3	$870.5	$1,062.0
Cost of revenue	194.0	316.6	708.1	907.1
Gross profit	48.2	58.7	162.4	154.9
Operating expenses:
Selling, general and administrative	37.4	43.8	119.8	126.6
Depreciation and amortization	4.4	4.0	13.2	15.9
Other operating loss (income)	0.5	0.2	(8.1)	(0.1)
Income from operations	5.9	10.7	37.5	12.5
Other (expense) income:
Interest expense	(21.2)	(17.1)	(54.9)	(49.0)
Loss from equity investees	—	(1.5)	(2.3)	(5.8)
Other income, net	2.2	0.4	1.2	17.2
Loss from operations before income taxes	(13.1)	(7.5)	(18.5)	(25.1)
Income tax expense	(3.1)	(1.1)	(3.9)	(3.2)
Net loss	(16.2)	(8.6)	(22.4)	(28.3)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	1.2	1.6	4.4	2.4
Net loss attributable to INNOVATE Corp.	(15.0)	(7.0)	(18.0)	(25.9)
Less: Preferred dividends	0.3	0.3	0.9	2.1
Net loss attributable to common stockholders and participating preferred stockholders	$(15.3)	$(7.3)	$(18.9)	$(28.0)

Loss per common share - basic and diluted (1)	$(1.18)	$(0.93)	$(1.69)	$(3.59)

Weighted average common shares outstanding - basic and diluted(1)	12,966,322	7,841,847	9,928,679	7,801,240

(1) Basic and Diluted loss per common share and weighted average common shares outstanding for the three and nine months ended September 30, 2023, have been retroactively adjusted to reflect the 1-for-10 reverse stock split effected on August 8, 2024.

INNOVATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except share amounts)

	September 30, 2024	December 31, 2023

Assets
Current assets
Cash and cash equivalents	$51.0	$80.8
Accounts receivable, net	190.8	278.4
Contract assets	113.8	118.6
Inventory	21.0	22.4
Assets held for sale	7.3	3.1
Other current assets	16.0	14.6
Total current assets	399.9	517.9
Investments	1.8	1.8
Deferred tax asset	2.0	2.0
Property, plant and equipment, net	132.6	154.6
Goodwill	127.1	127.1
Intangibles, net	173.4	178.9
Other assets	60.4	61.3
Total assets	$897.2	$1,043.6
Liabilities, temporary equity and stockholders’ deficit
Current liabilities
Accounts payable	$83.7	$142.9
Accrued liabilities	93.3	70.8
Current portion of debt obligations	189.2	30.5
Contract liabilities	85.5	153.5
Other current liabilities	16.3	16.1
Total current liabilities	468.0	413.8
Deferred tax liability	4.3	4.1
Debt obligations	502.4	679.3
Other liabilities	47.8	82.7
Total liabilities	1,022.5	1,179.9
Commitments and contingencies
Temporary equity
Preferred Stock Series A-3 and Preferred Stock Series A-4, $0.001 par value	16.1	16.4
Shares authorized: 20,000,000 as of both September 30, 2024, and December 31, 2023
Shares issued and outstanding: 6,125 of Series A-3 and 10,000 of Series A-4 as of both September 30, 2024, and December 31, 2023
Redeemable non-controlling interest	(0.3)	(1.0)
Total temporary equity	15.8	15.4
Stockholders’ deficit
Common stock, $0.001 par value	—	0.1
Shares authorized: 250,000,000 and 160,000,000 as of September 30, 2024, and December 31, 2023, respectively
Shares issued: 13,314,857 and 8,072,300 as of September 30, 2024, and December 31, 2023, respectively(1)
Shares outstanding: 13,166,057 and 7,923,500 as of September 30, 2024, and December 31, 2023, respectively(1)
Additional paid-in capital	348.4	328.2
Treasury stock, at cost: 148,800 shares as of both September 30, 2024, and December 31, 2023(1)	(5.4)	(5.4)
Accumulated deficit	(505.3)	(487.3)
Accumulated other comprehensive loss	(0.8)	(1.1)
Total INNOVATE Corp. stockholders’ deficit	(163.1)	(165.5)
Non-controlling interest	22.0	13.8
Total stockholders’ deficit	(141.1)	(151.7)
Total liabilities, temporary equity and stockholders’ deficit	$897.2	$1,043.6
(1) Shares issued and shares outstanding as of December 31, 2023, have been retroactively adjusted to reflect the 1-for-10 reverse stock split effected on August 8, 2024.

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three Months Ended September 30, 2024
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$6.2	$(6.0)	$(5.6)	$(9.6)	$—	$(15.0)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	3.0	0.1	1.3	—	—	4.4
Depreciation and amortization (included in cost of revenue)	3.7	—	—	—	—	3.7
Other operating loss	0.1	—	0.4	—	—	0.5
Interest expense	3.0	4.5	3.8	9.9	—	21.2
Other expense (income), net	0.3	(0.5)	2.2	(4.2)	—	(2.2)
Income tax expense	2.3	—	—	0.8	—	3.1
Non-controlling interest	0.6	(1.3)	(0.5)	—	—	(1.2)
Share-based compensation expense	—	0.1	—	0.2	—	0.3
Restructuring and exit costs	1.4	—	—	—	—	1.4
Acquisition and disposition costs	0.3	0.1	0.1	0.1	—	0.6
Adjusted EBITDA	$20.9	$(3.0)	$1.7	$(2.8)	$—	$16.8

(in millions)	Three Months Ended September 30, 2023
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$10.8	$(3.6)	$(6.5)	$(7.7)	$—	$(7.0)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	2.6	0.1	1.3	—	—	4.0
Depreciation and amortization (included in cost of revenue)	3.8	—	—	—	—	3.8
Other operating (income) loss	(0.2)	—	0.4	—	—	0.2
Interest expense	3.5	0.9	3.4	9.3	—	17.1
Other (income) expense, net	(0.7)	(0.1)	1.8	(1.4)	—	(0.4)
Income tax expense (benefit)	6.1	—	—	(5.0)	—	1.1
Non-controlling interest	1.0	(1.8)	(0.8)	—	—	(1.6)
Share-based compensation expense	—	0.2	—	0.6	—	0.8
Legacy accounts receivable write-off	2.2	—	—	—	—	2.2
Restructuring and exit costs	1.1	—	0.1	—	—	1.2
Acquisition and disposition costs	0.6	—	—	0.1	—	0.7
Adjusted EBITDA	$30.8	$(4.3)	$(0.3)	$(4.1)	$—	$22.1

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Nine Months Ended September 30, 2024
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$31.6	$(14.3)	$(15.4)	$(20.0)	$0.1	$(18.0)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	8.9	0.3	3.9	0.1	—	13.2
Depreciation and amortization (included in cost of revenue)	11.5	0.1	—	—	—	11.6
Other operating (income) loss	(8.8)	—	0.5	0.2	—	(8.1)
Interest expense	7.7	6.4	10.6	30.2	—	54.9
Other (income) expense, net	(0.8)	1.2	6.3	(7.8)	(0.1)	(1.2)
Income tax expense (benefit)	15.7	—	—	(11.8)	—	3.9
Non-controlling interest	3.0	(6.1)	(1.3)	—	—	(4.4)
Share-based compensation expense	—	0.3	—	0.8	—	1.1
Restructuring and exit costs	2.6	—	—	—	—	2.6
Acquisition and disposition costs	0.3	0.1	0.2	0.1	—	0.7
Adjusted EBITDA	$71.7	$(12.0)	$4.8	$(8.2)	$—	$56.3

(in millions)	Nine Months Ended September 30, 2023
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$19.8	$(9.3)	$(16.8)	$(27.8)	$8.2	$(25.9)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	11.6	0.3	3.9	0.1	—	15.9
Depreciation and amortization (included in cost of revenue)	11.7	0.1	—	—	—	11.8
Other operating (income) loss	(0.2)	—	0.1	—	—	(0.1)
Interest expense	10.3	2.1	10.0	26.6	—	49.0
Other (income) expense, net	(1.2)	(4.1)	5.5	(4.9)	(12.5)	(17.2)
Income tax expense (benefit)	11.0	—	—	(6.6)	(1.2)	3.2
Non-controlling interest	1.9	(5.6)	(2.0)	—	3.3	(2.4)
Share-based compensation expense	—	0.5	—	1.5	—	2.0
Legacy accounts receivable write-off	2.2	—	—	—	—	2.2
Restructuring and exit costs	2.1	—	0.1	—	—	2.2
Acquisition and disposition costs	1.4	—	0.1	0.1	1.2	2.8
Adjusted EBITDA	$70.6	$(16.0)	$0.9	$(11.0)	$(1.0)	$43.5